UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2020

Lilis Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-35330	74-3231613
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 West 7th Street, Suite 400 Fort Worth, TX 76102 (Address of principal executive office, including zip code)

(817) 720-9585
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LLEXQ	*

* On June 29, 2020, the issuer’s common stock was suspended from trading on the NYSE American. Effective June 30, 2020, trades in the issuer’s common stock began to be quoted on the OTC Pink Marketplace under the symbol “LLEXQ”. On July 7, 2020, the NYSE American filed a Form 25 with the Securities to strike its listing of the issuer’s common stock.

Item 1.01	Entry Into Material Definitive Agreement.

Second Amendment to DIP Credit Agreement

As previously disclosed, on June 28, 2020, Lilis Energy, Inc., a Nevada corporation (the “Company”), and its consolidated subsidiaries Brushy Resources, Inc., ImPetro Operating LLC, ImPetro Resources, LLC, Lilis Operating Company, LLC and Hurricane Resources LLC (collectively, the “Filing Subsidiaries”) filed voluntary petitions seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”) commencing cases for relief under Chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”).  In connection with the Chapter 11 Cases, on June 30, 2020, the Company entered into that certain Senior Secured Super-Priority Debtor-in-Possession Credit Agreement (as amended, the “DIP Credit Agreement”) with the Filing Subsidiaries, as guarantors, BMO Harris Bank N.A., as administrative agent (the “Administrative Agent”), and the lenders party thereto (the “Lenders”).

On August 21, 2020, the Company, the Filing Subsidiaries, the Administrative Agent and the Lenders entered into a Second Amendment (the “Second Amendment”) to the DIP Credit Agreement. The Second Amendment, among other things, amends the covenant therein with respect to the satisfaction of certain milestones during the course of the Chapter 11 Cases, by extending the date of certain of such milestones, including milestones relating to the date by which an auction of the Debtors’ assets must occur and the date by which any such resulting sale of the Debtors’ assets must close, in each case subject to receiving one or more qualifying bids from potential buyers.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mutual Termination of Restructuring Support Agreement

As previously disclosed and in connection with the Chapter 11 Cases, on June 28, 2020, the Company and the Filing Subsidiaries (the “Debtors”) entered into a Restructuring Support Agreement (“RSA”) with (i) the lenders under the Company’s revolving credit facility (other than Värde (as defined below)) (the “Consenting RBL Lenders”) and (ii) certain investment funds and entities affiliated with Värde Partners, Inc. (collectively, “Värde”).  The RSA contemplates that the Debtors, the Consenting RBL Lenders and Värde may mutually terminate the RSA.

The RSA contemplated a dual-track path in the Chapter 11 Cases whereby the Debtors would simultaneously pursue a chapter 11 plan sponsored by a new money investment from Värde while also preparing for a potential sales process if a chapter 11 plan sponsored by Värde could not be achieved by fifty (50) days after the commencement of the Chapter 11 Cases.  On August 17, 2020, the Company announced that Värde had declined to pursue a new money investment in the company to sponsor a chapter 11 plan of reorganization.  Accordingly, the Debtors immediately switched their focus to the pursuit of a process to sell substantially all of their assets.

Because of these developments, on August 21, 2020, the Debtors, the Consenting RBL Lenders and Värde entered into a Mutual Termination of the RSA (the “Mutual Termination”). The Mutual Termination, among other things, terminates the RSA but preserves certain provisions of the RSA that are intended to survive a mutual termination, including provisions regarding the commitments and obligations of the parties related to the approval of bidding procedures and pursuit of sale of substantially all the Debtors’ assets.

The foregoing description of the Mutual Termination does not purport to be complete and is qualified in its entirety by reference to the full text of the Mutual Termination, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.03Bankruptcy or Receivership.

In connection with pursuing a process to sell all or substantially all of their assets through the Chapter 11 Cases, which may be pursuant to Section 363 of the Bankruptcy Code or a chapter 11 plan of reorganization, on July 13, 2020, the Debtors filed a motion with the Bankruptcy Court (the “Bidding Procedures Motion”) seeking approval of certain bidding procedures in connection with any potential sales of all or substantially all of the Debtors’ assets.

On August 21, 2020, the Bankruptcy Court entered an order approving bidding procedures for any sales of the Debtors’ assets (the “Bidding Procedures Order”), which was supported by the RBL Lenders, Värde and the official committee of unsecured creditors appointed in the Chapter 11 Cases.

Information regarding the Chapter 11 Cases, including the Bidding Procedures Motion and the Bidding Procedures Order, is available for free on the website maintained by Stretto, located as https://cases.stretto.com/LilisEnergy or by calling (855) 364-4639 (Toll-Free) or (949) 266-6357 (Local).

Item 9.01	Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1

Second Amendment to Senior Secured Super-Priority Debtor-in-Possession Credit Agreement dated as of August 21, 2020, among Lilis Energy Inc., the guarantors party thereto, BMO Harris Bank N.A., as administrative agent, and the lenders party thereto.

10.2

Mutual Termination of the Restructuring Support Agreement dated as of August 21, 2020, among Lilis Energy, Inc., certain of its subsidiaries, the lenders party thereto, and certain funds affiliated with Värde Partners, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lilis Energy, Inc.

Date: August 24, 2020

By: /s/ Joseph C. Daches

Joseph C. Daches

Chief Executive Officer, President, and Chief Financial Officer

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